                                                    STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350,
                                             AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the Quarterly Report) of
SCE Funding LLC (the "Company"), and pursuant to 18 U.S.C. Section 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of
2002, each of the undersigned certifies, to the best of his or her knowledge and belief, that:

         1.    The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         2.    The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company

                                                     W. James Scilacci
                                                     ------------------------------------
                                                     W. James Scilacci
                                                     Chief Executive Officer
                                                     SCE Funding LLC

                                                     Mary C. Simpson
                                                     ------------------------------------
                                                     Mary C. Simpson
                                                     Chief Financial Officer
                                                     SCE Funding LLC

This statement accompanies the Quarterly Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities
Exchange Act of 1934, as amended.